Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 25, 2010, with respect to the financial statements and supplemental schedule of NewBridge Bank Employees’ 401(k) Plan on Form 11-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statement of NewBridge Bancorp on Form S-8 (No. 333-160071, effective June 18, 2009).
/s/ Grant Thornton LLP
Raleigh, North Carolina
June 25, 2010

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